As filed with the Securities and Exchange Commission on September 28, 2008

File No.000-53444

As Amended: February 19, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

THE ESTATE VAULT, INC.

(Exact name of registrant as specified in its charter)

NEVADA	26-1930003
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1110 East Bonneville Avenue, Las Vegas, Nevada	89101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (866) 405-3256

Copies to:

Boyd Soussana, CEO

The Estate Vault, Inc.

1110 E Bonneville Avenue

Las Vegas, NV 89101

(866) 405-3256

And

Kimberly L. Graus, Esq.

Kimberly L. Graus, P.A.

4949 SR 64 East, Suite 141

Bradenton, FL 34208

(941) 747-5290

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer   ☐        Accelerated filer  ☐        Non-accelerated filer  ☐        Smaller reporting company  ☒

                                (Do not check if a smaller reporting company)

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You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this document is accurate as of the date of this Form 10/A only.

As used in this Form 10/A, unless the context otherwise requires the terms “we,” “us,” “our,” “TEV” and the “Company” refer to The Estate Vault, Inc., a Nevada corporation, and its subsidiaries.

FORWARD-LOOKING STATEMENTS

Except for statements of historical fact, certain information described in this document contains “forward-looking statements” that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would” or similar words. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information. The Estate Vault, Inc., believes that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able accurately to predict or control. Further, we urge you to be cautious of the forward-looking statements which are contained in this Form 10/A because they involve risks, uncertainties and other factors affecting our operations, market growth, service, products and licenses. The factors listed below in the section captioned “Risk Factors” within Item 1A, “Description of Business,” as well as other cautionary language in this Form 10/A, describe such risks, uncertainties and events that may cause our actual results and achievements, whether expressed or implied, to differ materially from the expectations we describe in our forward-looking statements. The occurrence of any of the events described as risk factors could have a material adverse effect on our business, results of operations and financial position.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When our Registration Statement on Form 10/A becomes effective, we will file reports, proxy statements, information statements and other information with the Securities and Exchange Commission. You may read and copy this information, for a copying fee, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services, and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

Our internet address is www.estatevault.com. Upon the effectiveness of this registration statement with the SEC, we will make available through a link to the SEC’s web site, electronic copies of the materials we file with the SEC (including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% shareholders and amendments to those reports). To receive paper copies of our SEC materials, please contact us by mail addressed to Boyd Soussana, Chief Executive Officer, The Estate Vault, Inc., 1110 E Bonneville Avenue, Las Vegas, NV 89101, (866) 405-3256.

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ITEM 1.	BUSINESS

General Information

Our business address is 1110 E Bonneville Avenue, Las Vegas, NV 89101 and our telephone number is 866-405-3256. Our website is www.estatevault.com. The information contained in, or that can be accessed through our website is not part of this registration statement.

History

The Company was originally incorporated on December 7, 1983 as Primrose Gold Resources in the Province of Ontario Canada. The Company was reincorporated under the laws of the State of Nevada as Rocky Mountain Brands, Inc. on December 14, 2004 with a principal business objective of developing and marketing snack foods and drinks. The Company was reclassified as a development stage company as of November 30, 2005. On September 24, 2007, the Company changed its focus to its current business plan and its’ name was changed to The Estate Vault, Inc. (“TEV” or the “Company”)

Company Overview

By using state-of-the-art technology and a secure integrated platform, we intend to provide digital software repository services to Canadians, Americans, the Chinese and others throughout the world. Our focus will be on product marketing and distribution which, in management’s view, is the area most crucial to the success of the Company. We intend to provide financial service companies, membership type organizations and employee benefit firms and their customers, among others, with proprietary software products for the secure, orderly management of personal financial and legal documents. End users will have the ability to maintain all key documents in one safe, secure and easily accessible location to assist in managing personal and financial affairs.

We intend to provide families with peace of mind knowing that should a disaster strike; access to those important documents and advisors is a keystroke or phone call away.

We believe that The Estate Vault is an easy, inexpensive, viable option for individuals who, in the back of their minds ask that simple question “What if?”

•	What if what happened in New Orleans happened to us?

•	What if we lost everything – how would we prove it?

•	What if I don’t come home because of an accident – do my loved ones or advisors know where everything is?

The Estate Vault provides families with a viable answer to these crucial questions. We intend to utilize several marketing strategies to achieve market penetration and distribution of our innovative products and services.

Our Products and Services

The Estate Vault has been developed, tested and is now ready to be brought to market. Our product is a management software system intended to provide service oriented companies and their customers with a secure and orderly system for the management of personal financial and legal documents. This allows end users to maintain all key documents in one safe, secure and easily accessible location. We believe our product is uniquely suited to be distributed by agents of companies in the North American financial services industry, which is very large and covers many sectors such as:

• Banks • Stock Brokerages • Retirement Management	• Insurance • Merchant Banks • Financial Advisories	• Mutual Funds • Wealth Management • Security Management

Affinity Organizations
• Travel Associations	• Retirement Associations	• Retail Clubs

According to LIMRA and the FINRA, in North America, there 5,000 brokerage firms, about 173,000 branch offices and approximately 677,000 registered securities representatives, 1,800 insurance companies and over 1,800 mutual fund companies seeking to develop business from over 115 million people aged 45-75. From our perspective, all of the agents in almost every sector of the financial services industry are potential distributors, or customers, of our product.

Travel, retirement and retail clubs, while not strictly in the financial services industry, often serve as intermediaries for the major providers of financial services.

The opportunity for distributors of our product lies in two areas:

•	The goodwill associated with being the provider of a useful product.

•	The added opportunity to contact the consumer generated by the end-user benefits offered by our product.

The Estate Vault is currently comprised of the following data repository services and valuable products:

Personal Information on Me and My Family
• Our Names, Addresses & Key Identification Data		• Our Wills & their Executors	• Our Marriage documents	• Our Insurance policies
• Our Medical needs	• Our Personal Care needs	• Our Key Contacts	• Our Personal Identification Numbers	• Our Safety Deposit Boxes
• Our Clubs	• Our Charities	• Our Pets	• Our Trips	• Our Funeral Preferences
My Essential Financial Information (Including all necessary identification & contact information, as well as personal tracking, summarizing and reporting capability)
• Bank Accounts	• Credit Cards	• Mortgages	• Stock & Bond Portfolio	• Mutual Funds
• Real Estate	• Other Investments	• Trusts, Annuities & Other Income	• Outstanding Debts	• Business Ventures
• Retirement Benefits
Other Key Capabilities

• Home Inventory Organizer	• ID Theft Protection	• Document Storage	• Photo Storage
• Estate Planning Tools	• Will & Legal Documents Creator	• Portfolio Tracking	• Financial Calculators
• IntelliBrand™ service provider recognition & IntelliAd™ service provider communication

Key Features of the Products and Services

TEV is a document management software system that provides the basis for sound financial planning; including basics like a will creator and power of attorney; and provides individuals with a single, secure and easily accessible location to keep all their critical personal and financial information. TEV gives people the choice of using its secure web-based version or using a secure desktop version.

Future Products and Services

Future products, within the financial services industry, are limited only by time and imagination. With the technology developed to date and an experienced management team, management believes this process is truly on the cusp of innovative products developed to assist the intermediary/consumer in dealing with all the areas that the financial industry has yet to explore.

The Market

TEV is a simple, yet unique, concept. It did not require an IT genius to develop it, since it utilizes already existing technology, however, it uniquely combines those state-of-the-art technologies into one user friendly platform, that our market research indicates is highly desirable.

UNTIL NOW, NO-ONE HAD YET TO DEVELOPE SUCH A COMPREHENSIVE EXCHANGE VAULT.

Various software packages, such as Quicken, provide financial planners with the ability to organize and track the details of investment performance. But this is usually too complicated for the “mid market” customer which is defined as the middle class of the North American market, and does not include many of the components of TEV’s system.

The essence of TEV is its simplicity combined with its comprehensiveness. As such, it can offer the average person peace of mind in two ways:

•	As the one place to store all essential information, making it easier to get at data when needed ON AN ON-GOING BASIS.

•

As the one place to store all information, making it easier to get at data IN THE EVENT OF EMERGENCIES. This potential, obviously, can be shared with Executors or trusted family or friends who have Power of Attorney over one’s affairs.

Given this, management believes that the market potential for TEV is huge and it is not limited to North America. Currently, our competitors provide only a portion of the services we provide and do not currently focus on the same market we do, i.e. the ultimate individual consumer. Even if our perceived competition were to broaden their product offerings, or their scope, TEV believes that as the market-originator, it’s advanced entry into the market will allow it to solidify its strategic business relationships, and establish itself as the standard that must be met thus enabling it to effectively compete with the late comers. As such management believes that its early entry should allow it to obtain and subsequently maintain a reasonable share of whatever the market becomes.

TEV has engaged in market research with some of its Strategic Business Alliances in the financial services industries, the results of which indicate to TEV, that a “client vault” or something like it is one of the most desirable additional services that the financial service industry could make available to its clients. The fact that no major financial institution has taken the initiative and created such an offering points appropriately to the lethargy of the business.

The essence of TEV’s competitive market opportunity, therefore, is to be the first organization to meet this consumer need, while also providing its Strategic Business Alliance clients a product that their customers have indicated that they both want and need. Our business plan calls for the follow up over the coming year with an aggressive marketing program designed to position TEV as the generic creator and leader of the market. TEV’s believes opportunity lies in using the three years of product development it has already undertaken to create barriers to entry for all who later see the benefits to the consumer that TEV has created.

TEV officially launched The Estate Vault in September 2007 with a strategy of working with financial advisors as a lead into the financial services industry and the leading companies in that sector. Since inception, the Company has developed a working relationship in Canada with Pro-Seminars, the leading continuing education firm for financial advisors in Canada, through which we have enlisted nearly 1200 advisors to promote our product. While these advisors have no formal agreement with us they typically purchase the product at wholesale prices and provide it to their customers as a valued added gift. We are also currently working with marketing organizations such as Marketink Ltd. of Quebec, Alliance Investment Management of the Bahamas, The Toronto Board of Trade, ECM Group in Jacksonville Florida, International Business Academies of Georgia, in Mexico, and are in negotiations with several other membership type organizations and Financial Institutions with include banks and insurers in North America, South America and the Caribbean. Over the same period we believe that we have laid down the necessary distribution structure to allow us to continue our growth as per our business model.

We currently have third party relationships that bring value added benefits to our platform such as Cashedge, which provides our members with account aggregation, EPOG, which provides our members with Will Creation and Legal Documents, Patient Practitioners, which provides our members with the ability to track and store their medical data on a USB key and AIG, which provides our members with Identity Theft insurance. We are currently in discussions with other potential third parties that we believe will increase the value of our product to our members today and into the future.

Marketing Strategy

1.	Marketing Strategy

Over the next three years, TEV’s strategy will be to aggressively seek to develop the general data organizing market and to seek to dominate that market by among other things, creating lasting relationships with it’s strategic business alliance partners and providing exceptional customer service as we grow, thus hopefully providing significant barriers to competitive entry. In addition, TEV has developed the following marketing strategy:

Strategic Business Alliances

•	TEV will seek to establish strong cooperative marketing programs with leading companies in the financial services market;
•

TEV will offer its financial services company customers the opportunity to use their own brand via TEV’s IntelliBrand™ capability, while also using TEV’s IntelliAd™ capability to insert the customer’s own communication to end-users in an unobtrusive manner;

•	TEV will focus efforts on providing guidance to financial service agents on the best ways to take advantage of TEV.

Mid-Market End-User Focus:

•	TEV will direct itself to providing peace of mind to the average financial services customer.
•

In so doing, we intend to position are selves in the customer’s minds as the best way for families to achieve peace of mind by safely and securely organizing all their essential personal, financial and medical data in one place.

o	The importance of easy access to such information in the event of any disaster will also be stressed.

Low Penetration Pricing

•

With its “white goods” brand strategy, TEV anticipates being able to fund its operations and development from sales to financial services organizations, while avoiding the expense of direct marketing to the end user.

•	Like all software products, TEV anticipates very high margins from each incremental sale, which, if realized, will provide it with wide flexibility in pricing over the long term.
•	At the outset, TEV will use penetration-pricing to establish strong support from as many financial services organizations as possible.
o	Low operational costs are also expected to enable TEV to support its customers flexibly and to reduce operational risk.

Essentially, TEV will seek to take advantage of the fact that it is the first company to create a simple, yet comprehensive product to meet a major, unfulfilled, consumer need. It will seek to solidify its distribution channels, by working closely with its identified Strategic business’ entities, as well as establish its reputation as the leader in the new industry. TEV’s management team, operational structure and customer support programs are set to be put in place to take advantage of this leadership position immediately.

2.	Marketing Sub-Strategies

a. Product Strategy

Commitment to Product Quality & Customer Satisfaction

•

Since TEV is a vehicle for people to manage all their essential information, the company recognizes that it must present itself to its distributors and end-users as a first class organization that is committed to a high level of customer service.

•	We are open to revising product content when necessary.
•	A strong commitment to technical support will be made, which is slated to include:

¡	E-mail and live support accessible via TEV’s web site.

¡	Use of the Kayako Live Support protocols, with 3 operators located in Toronto and Ottawa.

¡	Use of this existing high quality service should enable TEV to quickly increase support levels and/or to expand to different time zones when necessary.

•	Specialist support services are also planned, such as:

¡	ID Theft – AIG Corporation or other provider

¡	Wills & Legal Documents – EPOQ

¡	Account Aggregation – CashEdge

¡	Travel Medical Concierge Service-InRoomMD

b. Pricing Strategy

Introductory Low Penetration Pricing

•	In order to meet its immediate growth goals, TEV has adopted a penetration-pricing strategy.

•	The specific price to each distributor, however, will be dependent on the costs necessary to service the account (i.e. TEV will seek to service each account at a profit).

•	At the outset, this will involve a three-tier pricing stance:

¡	On the web site, the base price of about $399 will be retained;

¡	For financial service institutions and others, where agent seminars and other training activities will be required, the anticipated price will be about $20;

¡

For affiliated organizations, where only end-user introductory education will be required, the price to the organization will vary depending on the organization’s goals. If it is just a basic offering to members, the price to the organization will be as low as possible (from $6-9 per unit). If it is to upgrade members to other services, such as home & auto insurance, the price will be slightly higher.

c. Distribution Strategy

TEV’s distribution focus will be on companies that would like to provide a value added service to their end users. This will be on a first come, first served basis: no exclusive franchises are planned. Foreign territories will be developed by seeking distributors that will enter into a joint venture with TEV.

Companies will be given the choice of distributing TEV in its generic form or under their own brand name.

When distributors use their own brand name, TEV will protect its proprietary software by handling all use of IntelliBrand® and IntelliAd® by the distributing organization. This will mean that the distributor and TEV will need to remain in on-going contact through a dedicated TEV account representative.

In addition to the internet guides and technical support services that TEV has set up, TEV plans to prepare introductory presentations for the differing market segments, together with printed guides to help distributors:

¡	Inform end-users of the benefits and contents of TEV.

¡	Assist end-user customers to set up and use TEV.

d. Advertising Strategy

TEV’s strategy is to enter into joint ventures with the various media sources, TV, Radio and print advertising and will exchange certificates only to be distributed via financial service agents and affiliation organizations; there will be no need for TEV to invest in advertising directed to the consumer directly.

Nevertheless, TEV’s include the preparation of a series of coop advertisements to help distributors prepare their own communication.

e. Promotion Strategy

TEV’s planned promotional efforts include a multi faceted approach:

¡	Making distributor management aware of the benefits of TEV;

¡	Briefing distributor agents about the benefits of offering TEV to their end-user customers;

¡	Helping them get their end-user customers to use TEV on an on-going basis;

¡	Helping them use TEV for periodic checkups.

Research and Development

Our research and development efforts are focused on improving and enhancing our existing software products, solutions and processes, as well as developing new products and applications. Our core competency is in proprietary document storage solutions, desktop fulfillment solutions and web based fulfillment solutions. It is our proprietary designs, research and development process that differentiates us from our competitors, none of whom have the dual based solution demanded by consumers – our desktop solution with a web based interface and synchronization method.

Intellectual Property

Our management will aggressively seek to protect all proprietary intellectual property as follows:

•	All programming, including core development, Internet and web portal design are covered by Canadian and International copyright laws.

•

Copyrights, trademarks and service marks are currently registered in Canada, the U.S. and will be registered in other prime potential countries as we begin our marketing efforts abroad in those territories and, as such, are protected by international copyright conventions.

•	Patents, copyrights and trademarks protect our products and services/processes both internally and through protection offered by third party vendors.

All costs associated with copyrights, trademarks and patents are expensed as incurred. These costs would be included as research and development or professional fees in the Statement of Operations.

Analysis of Competitive Position

Competition is limited in scope since most competitors are simply document storage solutions, desktop fulfillment solutions or web based fulfillment solutions. None have the dual based solution our research shows consumers want, with desktop web based interface and synchronization method. Most competitors are financial planners that took a paper based solution and tried to make it electronic with virtually none of them coming from a technical background. The closest competitor is Emoney Advisor; http://www.emoneyadvisor.com. This product is directed entirely to the financial advisor and its price point makes it almost inaccessible to the majority of advisors in the mid market, where TEV is to be marketed.

We believe the principal factors that generally determine a company’s competitive advantage in the digital storage market are:

•	Product design capabilities;

•	Broad product functionality;

•	Customer service and execution;

•	Sales and marketing capabilities

IntelliAD™ and IntelliBrand™ technology was developed by Integrated Insurance Solutions Ltd. and Licensed on a non-exclusive basis to TEV in order to deal with the issue that consumers were more comfortable in storing their sensitive data on their home computers and laptops versus the Internet. Most consumers have no issues about storing their pictures or non sensitive information on the Web, but sensitive information is another story altogether. As there is a need for The Estate Vault to communicate with all customers of any new product offering, product enhancement or cross sell opportunities we needed to develop a strategy that would not violate any spam or privacy laws as well as avoid all those annoying popup and popup blockers. IntelliAD™ is a technology based web portal that has the ability to place ads inside the customer’s desktop version without violating the customers’ privacy or privacy laws. None of the customers’ information is shared with the ad sponsor yet IntelliAD™ has the ability to identify customers by demographic and geographic criteria so that an advertising campaign is laser guided. All of this occurs in any easy and low cost structure and in fact is free to the sponsoring firms; i.e. firms that are agents.

IntelliBrand™ was developed to identify to consumers who has supplied them with their Estate Vault. In a similar manner as IntelliAD™, IntelliBrand™ will place the suppliers logo in strategic areas of the web based Estate Vault, email correspondence between the customer and their advisors/loved ones, as well as on the desktop version of The Estate Vault so the customer always sees who has provided them with the product. We believe that use of this trademark technology will provide us with a competitive advantage in the market place.

Although we believe we compete favorably against our competitors with respect to the above principal competitive factors in our market, many of our competitors have considerably greater financial, marketing and technological resources. Certain current or future competitors may operate larger facilities and have a greater presence in key markets, greater name recognition, larger customer bases and significantly greater financial, sales and marketing, distribution, technical and other resources. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sale of their products. Moreover, we may not have sufficient resources to undertake the continuing research and development necessary to remain competitive. Each of these factors could make it difficult for us to compete successfully.

Regulation

Our operations and products are subject to extensive government regulation, supervision, and licensing under various federal, state, local and foreign statutes, ordinances and regulations. While we believe that we maintain all requisite licenses and permits and are in compliance with all applicable federal, state, local and foreign regulations, there can be no assurance that we will be able to maintain all requisite licenses and permits. The failure to satisfy those and other regulatory requirements could have a materially adverse effect on our business, financial condition, and results of operations.

Insurance Coverage

We maintain insurance coverage against losses associated with our business operations in amounts we believe to be adequate.

Employees

All corporate functions are based in our headquarters. As of September 22, 2008, 2008, we had 3 full-time employees. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees. To continue expanding our revenues we will require additional staffing and support, particularly in the areas of sales and administration.

ITEM 1A.	RISK FACTORS

As a smaller reporting company we are not required to provide a statement of risk factors. However, we believe this information may be valuable to our shareholders for this filing. We reserve the right to not provide risk factors in our future filings. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. Our primary risk factors and other considerations include:

Our business is subject to numerous risk factors, including the following:

We have no revenues and may not become profitable

The Estate Vault, Inc. has begun to receive revenues from operations. There can be no assurance that the Company will generate revenues in the future or that we will be able to generate sufficient cash flow to meet our expenses. Although management believes in the profit potential of the business model, there can be no assurance our results of operations or business strategy will achieve significant revenue or profitability. In order to be profitable, we must:

•	Successfully commercialize our service;

•	Identify desirable users for our service;

•	Further develop our proprietary software platforms;

•	Manage operations efficiently to ensure profitability.

Limited operating history makes an evaluation of our business difficult

We have limited operating history which makes it difficult to evaluate our current business model and prospects or to accurately predict future revenues or results of operations. The business model and, accordingly, the revenue and income potential are not fully proven. In addition, the Company is subject to risks and difficulties frequently encountered by early-stage operations. Future operations are subject to market conditions and management’s ability to manage growth. There can be no assurance that we will be able to adapt to these factors and our failure to do so will adversely affect our operations.

We are dependent upon financing to fund our operations, and if we are unable to obtain additional capital we may have no operations

We need to raise capital, in order to support the operating plan for the next twelve (12) months. After this time period, we may need to raise additional financing. We may not be able to obtain such financing on terms favorable to the Company, if at all. If adequate funds are not available, management may have to curtail operations by reducing any new programming efforts and our current marketing efforts. This would slow down our market penetration strategy and may materially harm the business and financial results. To the extent we raise additional funds through further issuances of equity or convertible debt or equity securities, our existing stockholders could suffer significant dilution, and any new equity securities that may be issued could have rights, preferences and privileges superior to those of holders of our common stock. Furthermore, any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities.

We could lose customers and revenues to new or existing competitors

Competition from other providers of similar service is expected to develop in the future. Many of our competitors and/or potential competitors may be larger companies with substantial resources. These companies may offer services that are more desirable or less expensive than any that we intend to market. They may also promote and market these services more successfully than we promote and market our software service.

Dependence on key personnel

The success of the Company is dependent on the efforts and abilities of its founders, officers and directors. The loss of the services of these individuals would have a materially adverse effect on our business; operating results and financial condition (see “Management”). We intend to enter into employment contracts with officers and key employees to insure continuity of management (see “Management”).

Our ability to achieve or maintain profitability will be constrained if we do not effectively manage our anticipated expansion of operations

Our management and operations are likely to be strained by the anticipated growth of the Company. To compete effectively and to manage future growth, we must improve our financial and management controls, reporting systems and procedures on a timely basis. We must also expand, train and manage our employee base. If we are not successful in managing our operations, our ability to achieve or maintain profitability may be harmed.

Ability to implement and manage growth strategy

The Company plans on expanding the market segments in which it sells its software products and services and consequently increasing the number of customers. Implementation of our growth strategy may impose significant strain on our management, operating systems and financial resources. Failure by the Company to manage its growth, or unexpected difficulties encountered during expansion, could have a materially adverse impact on our results of operations or financial condition. Our ability to continue to operate our business depends upon a number of factors, including (i) generating sufficient funds from operations, (ii) our executive management team and our financial and accounting controls, and (iii) staffing, training and retaining skilled on-site management personnel. Certain of these factors are beyond our control and may be affected by the economy or actions taken by competing companies. Further, there can be no assurance that our market analysis and proprietary business data will continue to support our current marketing plans.

We intend to rapidly expand our software product distribution channels; if we do not manage our growth successfully, our growth and profitability may slow or stop

We intend to expand our service distribution channels rapidly and plan to continue to expand. This expansion will create significant demands on our administrative, operational and financial personnel and other resources. Additional expansion in existing or new markets could strain these resources and increase our need for capital. Our personnel, systems, procedures and controls may not be adequate to support further expansion.

Competition

The Company may compete with other larger companies, some of whom may have greater financial resources than the Company. While the Company believes that its services will have significant advantages over competing products and services, competitors could independently develop similar or superior designs, processes or products. There is no assurance that others will not develop equivalent or better proprietary platforms and processes, which could materially adversely affect the Company’s business, financial condition and results of operations.

Conflicts of interest

Our current Officers hold all of the seats on our Board of Directors (the “Board”). Consequently, they will be in a position to control their own compensation and to approve affiliated transactions, if any. Although our Officers intend to act fairly and in full compliance with their fiduciary obligations, there can be no assurance that they will not, as a result of the conflict of interest described above, possibly enter into arrangements under terms less favorable than could have obtained had the Company been dealing with unrelated persons.

No dividends anticipated to be paid

There can be no assurance that the proposed operations of the Company will result in any revenues or that we will ever be profitable. We have not paid any cash dividends since our inception and do not anticipate paying cash dividends in the foreseeable future. The future payment of dividends is directly dependent upon future earnings of the Company, our financial requirements and other factors to be determined by our Board of Directors. For the foreseeable future, it is anticipated that any earnings that may be generated from our operations will be used to finance the growth of the Company and that cash dividends will not be paid to Shareholders.

Limited liability of officers and directors

Our By-Laws provide that a director’s liability to the Company for monetary damages will be limited. In addition, the Company is obligated under its By-Laws to indemnify its Directors and Officers and, in practice, indemnifies its employees, advisors, consultants and other agents against certain liabilities incurred with their service in such capacities. We will execute indemnification agreements for current and future directors that indemnify them against certain liabilities that they may incur in their respective capacities. Each of these measures will reduce the legal remedies available to the Company and the Shareholders against such individuals.

Loss on dissolution and termination

In the event of dissolution of the Company, the proceeds from the liquidation of its assets, if any, will be first used to satisfy the claims of creditors. There is no assurance that the Company’s assets would be sufficient to satisfy creditors’ claims in full. Only after all outstanding debts are satisfied will the remaining proceeds, if any, be distributed to the stockholders. Accordingly, stockholders’ ability to recover all or any portion of their investment under such circumstances will depend on the amount of proceeds that the Company realizes from liquidation of its assets.

THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES. THE SECURITIES AND EXCHANGE COMMISSION HAS ADOPTED RULE 3A51-1 WHICH ESTABLISHES THE DEFINITION OF A “PENNY STOCK,” FOR THE PURPOSES RELEVANT TO US, AS ANY EQUITY SECURITY THAT HAS A MARKET PRICE OF LESS THAN $5.00 PER SHARE OR WITH AN EXERCISE PRICE OF LESS THAN $5.00 PER SHARE, SUBJECT TO CERTAIN EXCEPTIONS. FOR ANY TRANSACTION INVOLVING A PENNY STOCK, UNLESS EXEMPT, RULE 15G-9 REQUIRE:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

•

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF PROFITS WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION, THEREBY DIVERTING OUR RESOURCES THAT MAY HAVE A MATERIAL EFFECT ON OUR PROFITABILITY AND RESULTS OF OPERATIONS.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY, WHICH COULD AFFECT OUR PROFITABILITY AND OPERATING RESULTS.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the NASDAQ National Market and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We expect to spend between $50,000 to $100,000 in legal and accounting expenses annually to comply with Sarbanes-Oxley. These costs could affect profitability and our results of operations. The cost of these activities will be paid out of this offering.

WE HAVE NOT AND DO NOT INTEND TO PAY ANY DIVIDENDS. AS A RESULT, YOU MAY ONLY BE ABLE TO OBTAIN A RETURN ON INVESTMENT IN OUR COMMON STOCK IF ITS VALUE INCREASES.

We have not paid dividends in the past and do not plan to pay dividends in the near future. We expect to retain earnings to finance and develop our business. In addition, the payment of future dividends will be directly dependent upon our earnings, our financial needs and other similarly unpredictable factors. As a result, the success of an investment in our common stock will depend upon future appreciation in its value. The price of our common stock may not appreciate in value or even maintain the price at which you purchased our shares.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON THE COMPANY’S STOCK PRICE.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of six months if the company is a current, reporting company under the ‘34 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop. In addition, if we are deemed a shell company pursuant to Section 12(b)-2 of the Act, our “restricted securities”, whether held by affiliates or non-affiliates, may not be re-sold for a period of 12 months following the filing of a Form 10 level disclosure or registration pursuant to the Act.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

ITEM 2.	FINANCIAL INFORMATION

The statement of operations data for the years ended November 30, 2006 and 2007 and balance sheet data at November 30, 2006 and 2007 and for the nine month period ending August 31, 2008 are derived from, and should be read in conjunction with The Estate Vault’s audited financial statements for the fiscal years ended November 30, 2006 and November 30, 2007, and the internally prepared financial statements for the nine month period ending August 31, 2008, attached hereto as an Exhibit hereto, and incorporated herein by reference.

Selected Statements of Operations Data

	November 30, 2006 (audited)	November 30, 2007 (audited)	Nine months August 31, 2008 (unaudited)
Revenues	$0	$0	$222,109
Other Income	$0	$0	$77,186
Cost of Sales	$0	$0
Advertising and promotion	$0	$0	$301,009
Officers salaries and consulting fees
Officers benefits
Selling and administrative			$1,752,845
Depreciation and amortization	$0	$0	$0
Allowance for doubtful accounts
Interest			$1,157

Net loss	$0	$0	$1,755,716

Selected Balance Sheet Data

	November 30, 2006	November 30, 2007	Nine months August 31, 2008
Current assets	$0	$0	$38,406
Total assets	$0	$0	$43,406

Current liabilities	$0	$0	$546,539
Long-term liabilities
Total Stockholders Equity (Deficiency)	$0	$0	$(503,133)

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with “Selected Financial Data” and our financial statements and related notes thereto included elsewhere in this registration statement. Portions of this document that are not statements of historical or current fact are forward-looking statements that involve risk and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this registration statement should be read as applying to all related forward-looking statements wherever they appear in this registration statement. Our actual results could differ materially from those anticipated in the forward-looking statements. Factors that could cause our actual results to differ materially from those anticipated include those discussed in “Risk Factors,” “Business” and “Forward-Looking Statements.”

Plan of Operation

Our plan of operation for the next 12 months will be to focus on the development and marketing of our digital software repository service. We intend to provide to financial service companies and their customers’ proprietary software products for the secure and orderly management of personal financial and legal documents. The Company has generated no revenues and there can be no assurances that we will generate sufficient revenue to be profitable in our business operations.

Results of Operations for Periods Ending November 30, 2007 and for the Nine months ending August 31, 2008

Since our formation on December 14, 2004, through year ending November 30, 2007, we had earned revenues of $0 and incurred a net loss since inception of $269,000. For the nine months ending August 31, 2008, the company had earned revenues of $222,109, additional income of 77,186 from product sales and incurred a net loss of $1,755,716. Operations from the Company’s inception through November 30, 2007 and through the nine months ending August 31, 2008 were devoted primarily to strategic planning, raising capital and developing revenue-generating opportunities and strategic relationships.

General Trends and Outlook

We believe that our immediate outlook is extremely favorable, as we believe there is no other company competing with us in our market niche. However, there is no assurance that such competitor will not arise in the future. We believe that 2009 will be a significant growth year, and that the operational business strategies discussed herein will be implemented in order to maintain and expand our present growth rate.

Liquidity and Capital Resources

Liquidity

As shown in the accompanying financial statements, for the twelve months ended November 30, 2007 and 2006 and for the nine months ending August 31, 2008, the Company has had net losses of $0.00, $0.00 and $1,755,716 respectively. In view of these matters, recoverability of recorded furniture and equipment and other asset amounts shown in the accompanying financial statements is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of public equity securities. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes and proceeds from sub-licensing agreements until such time that funds provided by operations are sufficient to fund working capital requirements.

At August 31, 2008 we had cash on hand totaling $38,406. Since our inception through August 31, 2008 we have incurred $1,752,845 of research and development costs and general and administrative operating expenses together with $301,009 in advertising and marketing expenses, for Total Operating Expenses of $2,053,854. These expenses were principally related to development of the product and organizational activities.

We have incurred significant net losses and negative cash flows from operations since our inception. As of August 31, 2008, we had an accumulated deficit of $1,752,845 and a working capital deficit of $1,831,745.

We anticipate that cash used in product development and operations, especially in the marketing, production and sale of our products, will increase significantly in the future.

We will be dependent upon our existing cash, together with anticipated net proceeds from a public offering and future debt issuances and private placements of common stock and potential license fees, to finance our planned operations through the next 12 months. We currently require approximately $35,000 to $50,000 per month, which is used to pay our current consultants, third party partners for Identity Theft Insurance, Account Aggregation and Will creator as well as our normal operating expenses. The additional auditing and legal fees incident to operations as a public company are expected to add an additional $10,000 per month, on average over the next 12 months.

Over the course of the next 12 months, the Company anticipates needing approximately $750,000 to 1.5 Million, and should the Company be unable to obtain those funds, it will necessarily mean that the Company will need to trim back its expansion and marketing plans. Should we not be able to raise the required capital as anticipated, we believe that we would still be able to support our current customer base and the company could still provide the product in its current form. Not being able to raise additional capital would mean that the Company would have to wait until revenues increased in order for us to execute our expansion plans.

Based on our anticipated growth, we plan to add several employees to our staff. The level of employees is primarily contingent on the level of success of the offering.

Additional capital may not be available when required or on favorable terms. If adequate funds are not available, we may be required to significantly reduce or refocus our operations or to obtain funds through arrangements that may require us to relinquish rights to certain or potential markets, either of which could have a material adverse effect on our business, financial condition and results of operations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in ownership dilution to our existing stockholders.

The Company may receive proceeds in the future from the exercise of warrants and options outstanding as of August 31, 2008 in accordance with the following schedule:

	Approximate Number of Shares	Approximate Proceeds
Non-Plan Options and Warrants	0	0

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

We believe that the following critical policies affect our more significant judgments and estimates used in preparation of our financial statements.

The Company’s financial instruments include cash and cash equivalents, notes receivable and accounts payable. The carrying amounts of these financial instruments approximate their fair value, due to the short term nature of these items. The carrying amount of the note payable approximates its fair value due to the use of market rates of interest.

Furniture and equipment are recorded at cost and depreciated on a declining balance and straight-line basis over their estimated useful lives, principally five to seven years. Accelerated methods are used for tax depreciation. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When furniture and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Research and development costs are charged to operations when incurred and are included in operating expenses.

Capital expenditures.

We have not and do not expect in the future to incur substantial capital expenditures. Since our inception, we have had no capital expenditures.

Capital Resources

We have relied upon a common stock offering to pay our operating expenses. Such offering is made in compliance with Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

Contractual Obligations as of November 30, 2007	Total	Payments Made 2006	Payments Made 2007	Payments Due 2008	Thereafter
Long-term debt (1)	$0	$0
Lease Obligations	$0		$0	$0	$0

Off-Balance Sheet Arrangements

As of November 20, 2008, we had no off-balance sheet arrangements.

Critical Accounting Policies

The preparation of our financial statements in conformity with GAAP requires us to make certain assumptions and estimates that affect the reported amounts of assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting period. Because of the use of assumptions and estimates inherent in the reporting process, actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R, “Share Based Payment” (FAS 123R), which requires that compensation costs relating to share-based payments be recognized in our financial statements. We currently account for those payments under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. The final requirements are effective for periods beginning after June 15, 2005. Although the transition method to be used to adopt the standard has not been selected, the impact of adoption is expected to have minimal impact on our results of operations, financial position and liquidity.

In December 2004, the FASB issued FASB Statement No. 153, “Exchange of Nonmonetary Assets—an Amendment of APB Opinion No. 29,” (FAS 153), which is effective for our asset-exchange transactions beginning July 1, 2005. Under APB 29, assets received in certain types of nonmonetary exchanges were permitted to be recorded at the carrying value of the assets that were exchanged (i.e., recorded on a carryover basis). As amended by FAS 153, assets received in some circumstances will have to be recorded instead at their fair values. In the past, we have not engaged in the nonmonetary asset exchanges for significant amounts.

Qualitative and Quantitative Disclosure about Market Risk

We have not entered into any hedging agreements or swap agreements. Our principal market risk is the risk related to our customers and product acceptance. (See “Risk Factors”)

ITEM 3.	PROPERTIES

The Estate Vault’s corporate headquarters are located in Las Vegas, Nevada in a 500 square foot leased office space for a payment of $500 annually. The lease is on a month by month basis. We also have offices in Florida at 2731 NE 14th Street, Suite 535B Pompano BCH for which we pay $950 monthly, the lease is on a year by year basis.

ITEM 4	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the ownership of shares of our Common Stock as of September 4, 2008 with respect to (i) holders known to beneficially own more than five percent (5%) of the outstanding Common Stock, (ii) each director, (iii) our President and certain other executive officers and (iv) all directors and executive officers of the Company as a group. The percentage ownership has been calculated based on 193,092,504 shares of Common Stock outstanding as of September 4, 2008.

Title of Class	Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Common	Boyd Soussana/Soussana Paquin Family Trust	14,466,783	8.03%
Common	Edward Deutsch	1,688,000.0094%
Common	John Summers	250,000.0014%
Common	Dale Telford	250,000.0014%
Common	Integrated Insurance Solutions Limited	40,281,751	22.37%
	All officers and directors as a group (4)	16,654,783.0863%

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote or to direct the voting of a security or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of a security)

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company, their ages and their present positions with the Company are as follows:

Name	Age	Position
Boyd Soussana	48	CEO, CFO and Director
Edward Deutsch	49	President and Director
John Summers	63	Vice President of Marketing
Dale Telford	44	Chief Privacy Director

Boyd Soussana – The Founder of the Company and currently Director, Chief Financial Officer and CEO. He has been with the Company since inception. Boyd has over 20 years of experience in the insurance industry. He has held senior positions with leading insurance companies in various capacities including sales, marketing, compliance and agent management. In 1999, he became President and CEO of Creditorlife.com, a provider of software programs providing a complete front-to-end underwriting platform that is interfaced with existing legacy systems used by major North American life insurance companies and dealing with all mortgage brokers in Canada.

Edward Deutsch – Currently serves as President and Director of the Company. With over twenty-five years of global marketing experience, Mr. Deutsch has worked and has held licenses for such notable international houses as Christian Dior, Valentino, Guy Larouche, Charles Jourdan, Butler & Wilson, Courreges, Paul Smith and Nina Ricci. Among his prestigious domestic clientele are Robert Lee Morris, Tony Duquette, Randolphe Duke, Tom Hanks and Rita Wilson, Linda Dano, Ciro Jewels, the Antiques Roadshow, QVC, HSN, TSC, Duty Free Shoppers (DFS), Lennox Collections, the Bradford Exchange, the Morgan Mint, the Danbury Mint, and the United States Olympic Committee. He is also a guest lecturer at New York’s famous Fashion Institute of Technology (FIT) and serves on the board of directors of several companies, including Creditorlife.com and Clean-Tek International. Mr. Deutsch will be responsible for the commercialization of The Estate Vault in the US market.

John Summers – Currently serves as Executive V.P. Marketing for the Company. John has a record of successfully creating and managing change in the consumer packaged goods, foodservice, and B2B service sectors in both Canada and the U.S.A. He trained at a major New York advertising agency and worked on major accounts such as Procter & Gamble and General Foods. In Canada, he has held senior marketing positions:

•	Chesebrough-Pond’s—Marketing Manager: responsible for the most successful new product launch in the company’s history, Vaseline Intensive Care Lotion.

•

Coca-Cola—Marketing Director, Brand Development: managed the company’s responses to the commoditizing Pepsi Challenge, while managing the company’s large advertising, promotion and sponsorship efforts.

•	International Multifoods: as General Manager, generated significant growth for a major market-leading, profit center: set up a successful new business development program for the holding company.

In Canada and the U.S.A.: Management Consultant for the last 20 years:

•	Helped food manufacturers utilize excess capacity, focusing on private label and export programs.

•	Developed new U.S. beverage products for a European client.

•

Developed syndicated market research programs for the foodservice industry with companies such as McDonald’s, Burger King, KFC, Pizza Hut, Wendy’s, Dunkin’ Donuts, Coca-Cola and Pepsi-Cola as his clients.

•

Brandtrust, Chicago – Senior Partner in this brand development consultancy. Major focus was on customer and stakeholder research and on programs to involve all front line employees in the company’s brand promise.

Dale Telford – Currently serves as Chief Privacy Officer for the Company. As the General Manager and Chief Privacy Officer for National Privacy Services Inc., Dale has worked directly with associations to help provide solutions to their members with regards to privacy and the best practices in handling personal information. Over the last three years, he has been working specifically in the health care sector to find ways to provide cost effective solutions which allows private practices to adopt and implement privacy compliance. This effort lead to the development and release of the “Common Sense Privacy Best Practices” through a joint effort with Atlantic Canada’s Largest Law Partnership – McInnes Cooper and direction from both the Privacy Commissioner of Canada and DoctorsNS.

ITEM 6.	EXECUTIVE COMPENSATION

The following table sets forth information concerning the aggregate compensation paid or to be paid by the Company to its executive officers.

Name & Principal Position	Fiscal Year End 11/30	Salary	Bonus	Other Annual Compensation
Boyd Soussana, CEO, CFO	2006	$0	$0	$0
	2007	$0	$0	$0
	2008	$0	$0	$0
Edward Deutsch, President	2006	$0	$0	$0
	2007	$0	$0	$0
	2008	$0	$0	$0
John Summers, Executive VP of Marketing	2006	$0	$0	$0
	2007	$0	$0	$0
Dale Telford, Chief Privacy Officer	2006	$0	$0	$0
	2007	$0	$0	$0
	2008	$0	$0	$0

We may hire additional executive employees and/or change the compensation paid to and benefits received by our current executive employees, as our Board of Directors deems advisable or necessary. We plan to reimburse our executive employees for all travel expenses incurred in connection with the business of the Company. To date, the Company’s Board of Directors has not adopted any retirement, pension, profit sharing or other similar programs for our executive employees.

No officers or directors of the Company have received compensation in excess of $100,000 per year. The CEO/CFO, President, Vice President of Marketing and Chief Privacy Officer have not entered into any employment agreements as of the date here.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

To the best of management’s knowledge, there are no reportable relationships or related party transactions related to the implementation and execution of our business model.

ITEM 8.	LEGAL PROCEEDINGS

The Company is not subject to any material pending or threatened litigation.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock does trade on the Pink Sheets under the symbol “TEVI.PK” and consequently there is a market price for our common stock. We intend to apply to trade our common stock on the OTC Bulletin Board on completion of this filing. We have not paid any dividends on our common stock and do not intend to do so in the future. We intend to retain any earnings for operations.

Transfer Agent

The Transfer Agent with respect to the securities will be Florida Island Stock Transfer Inc. located at 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth all sales of the Company’s securities since inception. All sales were made pursuant to Section 4(2) or Regulation D of the Securities Act of 1933, as amended, and were sold by officers of the Company and/or an NASD registered firm.

We have sold or issued the following securities not registered under the Securities Act by reason of the exemption afforded under Section 4(2) of the Securities Act of 1933, over the prior three (3) year period. Except as stated below, no underwriting discounts or commissions were paid with respect to any of the following transactions. The offer and sale of the following securities was exempt from the registration requirements of the Securities Act under Rule 504(b)(1) insofar as (1) each of the investors was accredited within the meaning of Rule 501(a); (2) all of the sales were made pursuant to Rule 504(b)(1)(iii) exclusively according to state law exemptions from registration that permit general solicitation and general advertising so long as sales are made only to a “accredited investors” as defined in Rule 501(a); (3) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c); (4) the Company received an opinion of counsel on each issuance confirming the issuance’s compliance with Rule 504 prior to issuance.

We have not made any sales pursuant to Rule 506 of Regulation D. We currently have 1698 shareholders of record. From inception through October, 2008, we have raised $743,340 pursuant to the provisions of Rule 504 of Regulation D in the following stock issuances:

Date:	Common Shares Issued:
1/31/08	535,000
2/13/08	833,333
3/4/08	13,000,000
4/17/08	12,000,000
4/17/08	12,000,000
7/29/08	3,000,000
8/15/08	10,000,000
9/15/08	3,700,000
10/08/08	5,250,000

Date:	Common Shares Issued:
1/31/08	535,000
2/13/08	833,333
3/4/08	13,000,000
4/17/08	12,000,000
4/17/08	12,000,000
7/29/08	3,000,000
8/15/08	10,000,000
9/15/08	3,700,000
10/08/08	5,250,000

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock

The Company is authorized to issue 200,000,000 shares of common stock, par value $.001. As of November 25, 2008, there were approximately 199,989,204 shares of our common stock issued and outstanding. All outstanding common shares are validly issued, fully paid and non-assessable. There are no warrants or options outstanding as of the date of this filing.

Voting Rights

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. No holder of common stock has any preemptive or preferential rights to purchase or subscribe for any other class of shares. The holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the directors. The vote of the holders of a majority of the issued and outstanding securities entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Dividend Policy

We have not declared dividends since our inception. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Preferred Stock

The Company has not authorized the issuance of any shares of preferred stock.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Officers and Directors of the Company will be indemnified by the Company to the fullest extent allowed by the law. Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

[ADD FINANCIALS HERE]

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There have been no changes in and/or disagreements with accountants on any accounting issue or financial disclosure.

ITEM 15.	EXHIBITS

EXHIBIT NO.	DESCRIPTION
3	*3.1 Articles of Incorporation, dated December 14, 2004
*3.2 Bylaws

*	Previously Filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

The Estate Vault, Inc.

Date: February 19, 2008	By:	/Boyd Soussana/
Boyd Soussana
CEO and Director (Principal Executive Officer)